EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


        We consent to incorporation by reference in Form S-8 of our report on the financial statements included in the annual report on Form 11-K of Union Bankshares, Ltd. Profit Sharing 401(k) Plan for the year ended December 31, 2000.




                                  /s/BKD, LLP


Colorado Springs, Colorado
June 21, 2001